Exhibit 4.4

ARCH CAPITAL GROUP (U.S.) INC.

(a Delaware corporation)

$500,000,000

5.144% Senior Notes due 2043

Guaranteed by

ARCH CAPITAL GROUP LTD.

(a Bermuda public limited liability company)

PURCHASE AGREEMENT

Dated as of December 10, 2013

SECTION 1.	Representations and Warranties of the Company		3

(a)	Representations and Warranties by the Company		3

	(i)	Status under the Securities Act	3

	(ii)	Registration Statement, Prospectus and Disclosure at Time of Sale	3

	(iii)	Incorporated Documents	5

	(iv)	Independent Accountants	5

	(v)	Financial Statements	5

	(vi)	No Material Adverse Change in Business	6

	(vii)	Good Standing of the Arch Entities	6

	(viii)	Good Standing of Designated Subsidiaries	6

	(ix)	Capitalization	7

	(x)	Authorization of Agreement	7

	(xi)	Authorization of the Indenture	7

	(xii)	Authorization of the Notes	7

	(xiii)	Authorization of the Guarantee	8

	(xiv)	Acquisition of PMI Business	8

	(xv)	Absence of Claim to Commission or Fee	8

	(xvi)	Absence of Defaults and Conflicts	9

	(xvii)	Compliance with Laws	9

	(xviii)	Absence of Labor Dispute	9

	(xix)	Absence of Proceedings	10

	(xx)	Possession of Intellectual Property	10

	(xxi)	Absence of Further Requirements	10

	(xxii)	Possession of Licenses and Permits	10

	(xxiii)	Title to Property	11

	(xxiv)	Investment Company Act	11

	(xxv)	No Manipulation	11

	(xxvi)	Insurance Laws	11

	(xxvii)	Full Force and Effect of Treaties	12

	(xxviii)	Dividends	12

	(xxix)	Change in Insurance Laws or Regulations	13

	(xxx)	Absence of Registration Rights	13

	(xxxi)	Internal Accounting and Controls	13

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	(xxxii)	Compliance with Sarbanes-Oxley	13

	(xxxiii)	Foreign Corrupt Practices Act	13

	(xxxiv)	Money Laundering Laws	13

	(xxxv)	OFAC	14

	(xxxvi)	XBRL	14

(b)	Officer’s Certificates		14

SECTION 2.	Sale and Delivery to Underwriters; Closing		14

(a)	Notes		14

(b)	Payment		14

(c)	Denominations; Registration		15

SECTION 3.	Covenants of the Arch Entities		15

(a)	Compliance with Securities Regulations and Commission Requests		15

(b)	Filing of Amendments; Preparation of Final Term Sheet		16

(c)	Delivery of Registration Statements		16

(d)	Delivery of Prospectuses		17

(e)	Continued Compliance with Securities Laws		17

(f)	Blue Sky Qualifications		17

(g)	Rule 158		18

(h)	Use of Proceeds		18

(i)	Restriction on Sale of Securities		18

(j)	Reporting Requirements		18

(k)	Issuer Free Writing Prospectuses		18

(l)	DTC		19

SECTION 4.	Payment of Expenses		19

(a)	Expenses		19

(b)	Termination of Agreement		19

SECTION 5.	Conditions of Underwriters’ Obligations		20

(a)	Effectiveness of Registration Statement		20

(b)	Opinions of Counsel for Arch Entities		20

(c)	Opinion of Counsel for Underwriters		20

(d)	Officers’ Certificate		20

(e)	Accountant’s Comfort Letter		21

(f)	Bring-down Comfort Letter	21

(g)	DTC Eligibility	21

(h)	Additional Documents	21

(i)	Termination of Agreement	21

SECTION 6.	Indemnification	22

(a)	Indemnification of Underwriters	22

(b)	Indemnification of Arch Entities, Directors and Officers	23

(c)	Actions Against Parties; Notification	23

(d)	Settlement Without Consent if Failure to Reimburse	24

SECTION 7.	Contribution	24

SECTION 8.	Representations, Warranties and Agreements to Survive Delivery	25

SECTION 9.	Termination of Agreement	25

(a)	Termination; General	25

(b)	Liabilities	26

SECTION 10.	Default by One or More of the Underwriters	26

SECTION 11.	Notices	27

SECTION 12.	No Advisory or Fiduciary Relationship	27

SECTION 13.	Parties	27

SECTION 14.	GOVERNING LAW; CONSENT TO JURISDICTION	28

SECTION 15.	TIME	29

SECTION 16.	Counterparts	29

SECTION 17.	Effect of Headings	29

EXHIBITS

Exhibit A	Form of Final Term Sheet	A-1

SCHEDULES

Schedule A	-	List of Underwriters	Sch A-1
Schedule B	-	Issuer General Use Free Writing Prospectuses	Sch B-1
Schedule C	-	List of Designated Subsidiaries	Sch C-1

ANNEXES

Annex A-1	-	Form of Opinion of Company’s Counsel	Ann A-1-1
Annex A-2	-	Form of Negative Assurance Letter of Company’s Counsel	Ann A-2-1
Annex B	-	Form of Opinion of Company’s Bermuda Counsel	Ann B-1

ARCH CAPITAL GROUP (U.S.) INC.

(a Delaware corporation)

5.144% Senior Notes due 2043

Guaranteed by

ARCH CAPITAL GROUP LTD.

(a Bermuda public limited liability company)

PURCHASE AGREEMENT

Dated as of December 10, 2013

J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Wells Fargo Securities, LLC

as Representatives of the several Underwriters
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

Arch Capital Group (U.S.) Inc., a Delaware corporation (the “Company”), and Arch Capital Group Ltd., a Bermuda public limited liability company (the “Guarantor”), confirms their agreement with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom you are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of $500,000,000 aggregate principal amount of 5.144% Senior Notes due 2043 of the Company (the “Notes”), as set forth in Schedule A hereto, to be issued pursuant to the provisions of an Indenture (the “Base Indenture”), to be entered into by and among the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”) as of December 13, 2013 (the “Closing Date”), as supplemented by a First Supplemental Indenture (the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), to be entered into by and among the Company, the Guarantor and the Trustee as of December 13, 2013.  The Company’s obligations under the Notes and the Indenture will be fully and unconditionally guaranteed (the “Guarantee”) at the Closing Time referred in Section 2(b) hereof by the Guarantor.  All references herein to the Notes include the related Guarantee, unless the context otherwise requires.  The Company and the Guarantor are referred to herein sometimes individually as a “Arch Entity” and collectively as the “Arch Entities.”

The Arch Entities understand that the Underwriters propose to make a public offering of the Notes as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Arch Entities have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3ASR (No. 333-180329), including a base prospectus dated March 23, 2012 (the “base prospectus”), which relates to the offering from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), of certain debt and equity securities (including the Notes and the Guarantee), on or prior to the date of this Agreement.  Such registration statement, as amended on or prior to the date of this Agreement, became effective automatically upon filing with the Commission and covers the registration of the Notes and the Guarantee under the 1933 Act.  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B of the rules and regulations of the Commission (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is herein referred to as the “Rule 430B Information.”  Each preliminary prospectus supplement together with the base prospectus used in connection with the offering of the Notes that omitted Rule 430B Information is herein called a “preliminary prospectus” and the preliminary prospectus comprised of the preliminary prospectus supplement dated December 10, 2013 relating to the Notes and the Guarantee, together with the base prospectus, is herein called the “Preliminary Prospectus.”  Such registration statement, at any given time, as amended on or prior to the date of this Agreement, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The final prospectus supplement in the form first furnished to the Underwriters for use in connection with the offering of the Notes, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, together with the base prospectus is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is

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incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing, of any document under the Securities Exchange Act of 1934 (the “1934 Act”), which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.                                 Representations and Warranties of the Company.

(a)  Representations and Warranties by the Company.  The Arch Entities, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(ii) hereof, as of the Closing Time referred to in Section 2(b) hereof and agree with each Underwriter, as follows:

(i)  Status under the Securities Act.  At the time of filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”).

(ii)  Registration Statement, Prospectus and Disclosure at Time of Sale.  The Arch Entities meet the requirements for use of Form S-3 under the 1933 Act.  Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Arch Entities, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.  Neither Arch Entity has received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of an automatic shelf registration statement.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to

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state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto or filed pursuant to Rule 424 of the 1933 Act Regulations) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the time of the filing of the Final Term Sheet (as defined in Section 3(b)), the General Disclosure Package, when considered together with the Final Term Sheet, did not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:06 P.M. (Eastern time) on December 10, 2013 or such other time as agreed by the Arch Entities and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Notes or the Guarantee that (i) is required to be filed with the Commission by an Arch Entity, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes, the Guarantee or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the records of the Arch Entities pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

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“Statutory Prospectus” as of any time means the prospectus relating to the Notes and the Guarantee that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer General Use Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the issuer notified or notifies the Representatives as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus, the Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Arch Entities by any Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

(iii)  Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto, when they become effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of the Notes in this offering and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv)  Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are an independent registered public accounting firm within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act and the 1933 Act Regulations.

(v)  Financial Statements.  The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Guarantor and its consolidated subsidiaries at the dates indicated and the statement of

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operations, shareholders’ equity and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus.

(vi)  No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, nor any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the business, properties or results of operations of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by either of the Arch Entities or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii)  Good Standing of the Arch Entities.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware; the Guarantor has been duly organized and is validly existing as a public limited liability company in good standing under the laws of Bermuda; each Arch Entity has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and each Arch Entity is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect.

(viii)  Good Standing of Designated Subsidiaries.  Each subsidiary of the Guarantor listed on Schedule C hereto (such subsidiaries collectively, the “Designated Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing

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would not, singly or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Guarantor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Designated Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Designated Subsidiary.  There is no subsidiary of the Guarantor that is a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X that is not listed on Schedule C hereto.

(ix)  Capitalization.  The authorized, issued and outstanding capital stock of the Guarantor is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus, pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus or otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus).  The issued and outstanding shares of the Guarantor have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of the Guarantor was issued in violation of the preemptive or other similar rights of any securityholder of the Guarantor.

(x)  Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Arch Entities.

(xi)  Authorization of the Indenture.  The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and the Guarantor and, at the Closing Time, will have been duly executed and delivered by the Company and the Guarantor and will be a valid and binding obligation of the Company and the Guarantor (assuming the due authorization, execution and delivery thereof by the Trustee), enforceable against the Company and the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors’ rights generally or by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

(xii)  Authorization of the Notes.  The Notes have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and will be in the form contemplated by the Indenture and, when authenticated in the manner provided for in the Indenture and delivered by the Company against payment therefor by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent

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conveyance, moratorium or similar laws relating to or affecting creditors’ rights generally or by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

(xiii)  Authorization of the Guarantee.  The Guarantee has been duly authorized by the Guarantor and, at the Closing Time, will have been duly executed by the Guarantor and will be in the form contemplated by the Indenture and, when the Notes are authenticated in the manner provided for in the Indenture and delivered by the Company against payment therefor by the Underwriters in accordance with the terms of this Agreement, will be a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors’ rights generally or by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

(xiv)  Description of the Notes, the Guarantee and the Indenture.  The Notes, the Guarantee and the Indenture conform, in all material respects, to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xv)  Acquisition of PMI Business.  The Asset Purchase Agreement, dated as of February 7, 2013, by and among the Receiver of PMI Mortgage Insurance Co. in Rehabilitation on behalf of PMI Mortgage Insurance Co., Arch U.S. MI Services Inc. and the Company, as amended by Amendment No. 1 dated as of May 31, 2013, and the Stock Purchase Agreement, dated as of February 7, 2013, by and among the Receiver of PMI Mortgage Insurance Co. in Rehabilitation on behalf of PMI Mortgage Insurance Co., CMFG Life Insurance Company, CMG Mortgage Insurance Company, Arch U.S. MI Holdings Inc. and the Company, as amended by Amendment No. 1 dated as of May 31, 2013 (together, the “Acquisition Agreements”), were each duly authorized, executed and delivered by the Company, Arch U.S. MI Services Inc. and Arch U.S. MI Holdings Inc. (collectively, the “Arch Acquirors”), and is the valid and binding agreement of the Arch Acquirors enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors’ rights generally or by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.  The statements set forth in the General Disclosure Package and the Prospectus under the caption “The Acquisition” and the Current Report on Form 8-K filed with the Commission on February 8, 2013, insofar as they purport to constitute a summary of the Acquisition Agreements, fairly summarize such agreements in all material respects.

(xvi)  Absence of Claim to Commission or Fee.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

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(xvii)  Absence of Defaults and Conflicts.  Neither of the Arch Entities are in violation of their respective charter, memorandum of association, bye-laws or other constitutive documents.  None of the Guarantor’s subsidiaries is in violation of its organizational documents, except for such violations that would not, singly or in the aggregate, have a Material Adverse Effect.  None of the Arch Entities nor any of their respective subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument, including the Acquisition Agreements, to which the Arch Entities or any of their respective subsidiaries are a party or by which they or any of them may be bound, or to which any of the property or assets of the Arch Entities or any of their respective subsidiaries are subject (collectively, “Agreements and Instruments”) except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Notes, the issuance of the Guarantee and the use of the proceeds from the sale of the Notes as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Arch Entities with their obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Arch Entities or any of their subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, memorandum, bye-laws or other constitutive documents of the Arch Entities or any of their subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Arch Entities or any of their subsidiaries or any of their assets, properties or operations (except where such violations with respect to this Section 1(xv)(ii) would not, singly or in the aggregate, have a Material Adverse Effect).  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Arch Entities or any of their subsidiaries.

(xviii)  Compliance with Laws.  The Arch Entities and each of their subsidiaries is in compliance with the requirements of all laws, ordinances, governmental regulations or court decree to which it may be subject, and has filed all notices, reports, documents or other information required to be filed thereunder except where the failure to so comply or file would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xix)  Absence of Labor Dispute.  No labor dispute with the employees of the Arch Entities or any of their subsidiaries exists or, to the knowledge of the Arch Entities,

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is imminent, and the Arch Entities are not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xx)  Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Arch Entities, threatened, against or affecting the Arch Entities or any of their subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein) which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Arch Entities of their obligations hereunder.  The aggregate of all pending legal or governmental proceedings to which the Arch Entities or any of their subsidiaries are a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxi)  Possession of Intellectual Property.  The Arch Entities and their subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to possess such Intellectual Property would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Arch Entities nor any of their subsidiaries have received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Arch Entities or any of their subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxii)  Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Arch Entities of its obligations hereunder, in connection with the offering, issuance or sale of the Notes hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or other applicable securities laws including the laws of Bermuda.

(xxiii)  Possession of Licenses and Permits.  The Arch Entities and the Designated Subsidiaries (i) possess such permits, licenses, approvals, consents and other

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authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or Bermuda or other foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and (ii) are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not, singly or in the aggregate, have a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Arch Entities nor any of the Designated Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which would, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, have a Material Adverse Effect.

(xxiv)  Title to Property.  The Arch Entities and their subsidiaries have good and marketable title to all real property owned by the Arch Entities and their subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (b) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Arch Entities nor any of their subsidiaries have any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Arch Entities or any of their subsidiaries under any leases or subleases under which the Arch Entities or any of their subsidiaries holds properties as described in the Registration Statement, the General Disclosure Package and the Prospectus, or affecting or questioning the rights of the Arch Entities or any of their subsidiaries to the continued possession of the leased or subleased premises under any lease or sublease which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxv)  Investment Company Act.  Neither the Arch Entities nor any of their subsidiaries is, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxvi)  No Manipulation.  None of the Arch Entities, their affiliates or to the best of knowledge of the Arch Entities, any of their officers or directors has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Arch Entities, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Arch Entities, in each case, in any manner that would violate the 1933 Act, the 1934 Act, or the rules and regulations of the Commission.

(xxvii)  Insurance Laws.  Each Designated Subsidiary that is so required is duly licensed or authorized as an insurer or reinsurer in each jurisdiction where it is required to be so licensed or authorized in order to conduct its business as described in the

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Registration Statement, the General Disclosure Package and the Prospectus.  Each of the Arch Entities and the Designated Subsidiaries that is so required, has filed all reports, information statements and other documents with the insurance regulatory authorities of its jurisdiction of incorporation and domicile as are required to be filed pursuant to the insurance statutes of such jurisdictions, including the statutes relating to companies which control insurance companies, and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (the “Insurance Laws”), and has duly paid all taxes (including franchise taxes and similar fees) it is required to have paid under the Insurance Laws, except where the failure to file such statements or reports or pay such taxes would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and each of the Arch Entities and their Designated Subsidiaries maintains its books and records in accordance with the Insurance Laws, except where the failure to so maintain its books and records would not reasonably be expected to have a Material Adverse Effect.  Each of the Arch Entities and their Designated Subsidiaries is in compliance with the requirements of the Insurance Laws of its jurisdiction of incorporation and the Insurance Laws of other jurisdictions which are applicable to the Arch Entities or such subsidiary except where the failure to comply would not reasonably be expected to have a Material Adverse Effect.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Arch Entities and the Designated Subsidiaries that is so required has received approvals of acquisition of control and/or affiliate transactions in each jurisdiction where such approvals are required.

(xxviii)  Full Force and Effect of Treaties.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all retrocessional and reinsurance treaties, contracts and arrangements to which the Arch Entities or any of the Designated Subsidiaries is a party are in full force and effect and none of the Arch Entities nor any of the Designated Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect and except where any such violation or default would not, singly or in the aggregate, have a Material Adverse Effect; none of the Arch Entities nor any of the Designated Subsidiaries has received any written notice from any of the other parties to such treaties, contracts or agreements which are material to its business that such other party intends not to perform in any material respect such treaty, contract or agreement, and none of the Arch Entities nor the Designated Subsidiaries have been notified in writing that any of the parties to such treaties, contracts or agreements will be unable to perform such treaty, contract, agreement or arrangement, except where such non-performance would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xxix)  Dividends.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no insurance regulatory agency or body has issued any order or decree, impairing, restricting or prohibiting the payment of dividends of any company, including the Company, or subsidiary to its respective parent which would, singly or in the aggregate, reasonably be expected to have a material and adverse effect on the ability of the Company to make required payments in respect of the Notes or the Guarantor to make required payments in respect of the Guarantee.

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(xxx)  Change in Insurance Laws or Regulations.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of the Arch Entities and each of the Designated Subsidiaries that is subject to the Insurance Laws, no change in any insurance law or regulation is pending that would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(xxxi)  Absence of Registration Rights.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no person or entity has the right to require registration of the any securities of the Arch Entities, because of the filing or effectiveness of the Registration Statement or sale of the Notes or otherwise, except for persons and entities who have expressly waived such right in writing.

(xxxii)  Internal Accounting and Controls.  The Guarantor and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxiii)  Compliance with Sarbanes-Oxley.  The Guarantor is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, including the related rules and regulations promulgated thereunder by the Commission and The NASDAQ Stock Market LLC except where failure to comply would not, singly or in the aggregate, have a Material Adverse Effect.

(xxxiv)  Foreign Corrupt Practices Act.  Neither the Arch Entities nor any of their subsidiaries nor, to the knowledge of the Arch Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of the Arch Entities or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a material violation by any such person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Arch Entities and their subsidiaries, and, to the knowledge of the Arch Entities, their other affiliates have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(xxxv)  Money Laundering Laws.  The operations of the Arch Entities and their subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the

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Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Arch Entities or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Arch Entities, threatened.

(xxxvi)  OFAC.  Neither the Arch Entities nor any of their subsidiaries nor, to the knowledge of the Arch Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of the Arch Entities or any of their subsidiaries is currently designated as subject to any sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor are either of the Arch Entities located, organized or resident in a country or territory that is the subject of Sanctions; and the Arch Entities will not directly or indirectly use any of the proceeds from the sale of Notes by the Company in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently designated as subject to any Sanctions.

(xxxvii)  XBRL.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b)  Officer’s Certificates.  Any certificate signed by any officer of an Arch Entity or any of such Arch Entities subsidiaries, on behalf of such Arch Entities, delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such Arch Entity to each Underwriter as to the matters covered thereby.

SECTION 2.                                 Sale and Delivery to Underwriters; Closing.

(a)  Notes.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the respective aggregate principal amount of Notes set forth opposite the name of such Underwriter in Schedule A hereto.  The purchase price per Note to be paid by the several Underwriters to the Company shall be equal to 99.125% of the principal amount thereof, plus accrued and unpaid interest, if any, from December 13, 2013 to the Closing Time.

(b)  Payment.  Payment of the purchase price for, and delivery of certificates for, the Notes shall be made at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue,

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New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery for the Notes being herein called the “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to J.P. Morgan Securities LLC for the respective accounts of the Underwriters of certificates for the Notes to be purchased by them.  It is understood that each Underwriter has authorized J.P. Morgan Securities LLC, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes, if any, which it has agreed to purchase.  J.P. Morgan Securities LLC, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)  Denominations; Registration.  Certificates for the Notes will be represented by one or more global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The certificates for the Notes will be made available for examination by the Representatives in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3.                                 Covenants of the Arch Entities.  The Arch Entities, jointly and severally, covenant with each Underwriter as follows:

(a)  Compliance with Securities Regulations and Commission Requests.  Prior to the Closing Time, the Arch Entities, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Notes or the Guarantee shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed or any document that would as a result thereof be incorporated by reference in the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filings of a new registration statement or any amendment or supplement to the Prospectus or for any additional information that relates to the Notes or the Guarantee, the offering of the Notes or any information or document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if either of the Arch Entities becomes the subject of a proceeding under Section 8A of the

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1933 Act in connection with the offering of the Notes.  The Arch Entities will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Arch Entities will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)  Filing of Amendments; Preparation of Final Term Sheet.  Prior to the Closing Time, each Arch Entity will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Notes or the Guarantee (including any filing under Rule 462(b)), or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and, subject to the terms of applicable laws, rules and regulations, the Arch Entities will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and, subject to the terms of applicable laws, rules and regulations, will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably and timely object.  The Guarantor will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act or 1934 Act Regulations from the Applicable Time to the Closing Time and, subject to the terms of applicable laws, rules and regulations, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably and timely object.  The Arch Entities will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Notes and the Guarantee, in the form attached hereto as Exhibit A on the day on which such final terms of the Notes and the Guarantee are determined, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 as soon as reasonably practicable following the Applicable Time; provided that the Arch Entities shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall object.  Notwithstanding anything contained in this paragraph (b) to the contrary, the Guarantor shall not be required to obtain any consent of the Representatives to make any filing or disclosure that it deems necessary, required or advisable under the 1934 Act or the rules and regulations promulgated thereunder; provided, however, that to the extent practicable the Guarantor shall give the Representatives reasonable prior notice of such filings or disclosure.

(c)  Delivery of Registration Statements.  Prior to the Closing Time, the Arch Entities have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, one signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and one signed copy of all consents and certificates of experts, and will also deliver to the Representatives for each of the Underwriters, without charge, a conformed copy of

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the Registration Statement as originally filed and of each amendment thereto (without exhibits).  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)  Delivery of Prospectuses.  The Arch Entities has delivered to each Underwriter, without charge, an electronic copy of each preliminary prospectus, and the Arch Entities hereby consents to the use of such copies in connection with the offering of the Notes or as required or permitted by the 1933 Act.  The Arch Entities will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)  Continued Compliance with Securities Laws.  The Arch Entities will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations and other applicable securities laws including the laws of Bermuda so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Arch Entities will promptly prepare and file with the Commission, subject to Section 4(b), such amendment, supplement or new registration statement (if it is not an automatic shelf registration statement with respect to the Notes and the Guarantee) as may be necessary to correct such statement or omission or to comply with such requirements and the Arch Entities will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request.  Prior to the termination of the offering of the Notes, if at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Statutory Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Arch Entities will promptly notify the Representatives and will promptly amend or supplement (which may include the filing of a Form 8-K by the Guarantor), at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)  Blue Sky Qualifications.  The Arch Entities will use commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the

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Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Arch Entities shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Notes have been so qualified, the Arch Entities will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(g)  Rule 158.  The Guarantor will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)  Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Notes in the manner described in the Prospectus under “Use of Proceeds.”

(i)  Restriction on Sale of Securities.  Neither of the Arch Entities will, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, any debt securities issued or guaranteed by the Arch Entities (other than the Notes and the Guarantee) or publicly announce an intention to effect any such transaction until the Closing Time.

(j)  Reporting Requirements.  The Guarantor, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k)  Issuer Free Writing Prospectuses.  Each Arch Entity represents and agrees that, unless it obtains the prior consent of the Representatives (not to be unreasonably withheld or delayed), and each Underwriter represents and agrees that, unless it obtains the prior consent of the Arch Entities and the Representatives, it has not made and will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that prior to the filing of the Final Term Sheet in accordance with Section 3(b), the Underwriters are authorized to use the Final Term Sheet in communications conveying information relating to the offering to investors.  Any such free writing prospectus consented to by the Arch Entities and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Arch Entities represent that they have

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treated or agree that they will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Notwithstanding anything contained in this paragraph (l) to the contrary, the Guarantor shall not be required to obtain any consent of the Representatives to make any filing or disclosure that it deems necessary, required or advisable under the 1934 Act or the rules and regulations promulgated thereunder; provided, however, that the Guarantor shall give the Representatives reasonable prior notice of such filings.

(l)  DTC.  The Arch Entities will cooperate with the Representatives and use its commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC.

SECTION 4.                                 Payment of Expenses.

(a)  Expenses.  The Arch Entities will pay expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Notes and the Guarantee under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with the electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent and trustee for the Notes, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the Financial Industry Regulatory Authority Inc. (“FINRA”) of the terms of the sale of the Notes (not to exceed $15,000); and (x) the costs and expenses of the Arch Entities relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Arch Entities.

(b)  Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Sections 9(a)(i), (ii) and (iv) hereof, the Arch Entities shall reimburse the Underwriters for all of their reasonable out-of-

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pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.                                 Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder to purchase and pay for the Notes at the Closing Time are subject to the accuracy of the representations and warranties of the Arch Entities contained in Section 1 hereof or in certificates of any officer of the Arch Entities or any subsidiary of the Arch Entities delivered pursuant to the provisions hereof, to the performance by the Arch Entities of their covenants and other obligations hereunder, and to the following further conditions:

(a)  Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by with Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).

(b)  Opinions of Counsel for Arch Entities.  At the Closing Time, the Representatives shall have received the favorable opinion and letter, dated as of the Closing Time, of (a) Cahill Gordon & Reindel LLP, counsel for the Arch Entities to the effect set forth in Annexes A-1 and A-2, (b) Conyers Dill & Pearman Limited, Bermuda counsel for the Guarantor to the effect set forth in Annex B and (c) Lamson, Dugan & Murray, Nebraska counsel for the Arch Entities, in form and substance reasonably satisfactory to counsel for the Underwriters with respect to the Nebraska entities listed on Schedule C, together with signed or reproduced copies of such letter for each of the other Underwriters, and to such further effect as counsel to the Underwriters may reasonably request.

(c)  Opinion of Counsel for Underwriters.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Willkie Farr & Gallagher LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the General Corporation Law of the State of Delaware, the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Arch Entities and its subsidiaries and certificates of public officials.

(d)  Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change, nor any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the business,

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properties or results of operations of the Guarantor and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Guarantor signed by the President or a Vice President of the Guarantor and by the chief financial or chief accounting officer of the Guarantor, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Arch Entities have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

(e)  Accountant’s Comfort Letter.  By the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(f)  Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)  DTC Eligibility.  At the Closing Time, the Notes shall be eligible for clearance and settlement through the facilities of DTC.

(h)  Additional Documents.  At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance, sale and enforceability of the Notes, the enforceability of the Guarantee as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Arch Entities in connection with the issuance and sale of the Notes or the entry into of the Guarantee as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(i)  Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Arch Entities at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7 and 8 shall survive any such termination and remain in full force and effect.

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SECTION 6.                                 Indemnification.

(a)  Indemnification of Underwriters.  Each of the Arch Entities, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (the “Designated Entities”) as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Arch Entities; and

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives in accordance with Section 6(c) below), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Arch Entities by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

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(b)  Indemnification of Arch Entities, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless each Arch Entity, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the such Arch Entity within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Arch Entities by such Underwriter through the Representatives expressly for use therein.  The Arch Entities hereby acknowledge and agree that the information furnished to the Arch Entities by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information in the Preliminary Prospectus and the Prospectus:  (i) the information regarding the concession and reallowance appearing in the second paragraph under the table in the section entitled “Underwriting” and (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the fourth, fifth and sixth paragraphs under the table in the section entitled “Underwriting” (but only insofar as such information concerns the Underwriters).

(c)  Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives (subject to reasonable satisfaction of the Guarantor) and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Guarantor (subject to reasonable satisfaction of the Representatives).  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each named indemnified party from all liability arising out of such litigation, investigation, proceeding or

23

claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)  Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse in accordance with the terms hereof, the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed, in accordance with the terms hereof, such indemnified party in accordance with such request prior to the date of such settlement.  Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such fees and expenses to be reasonably incurred and (ii) provides written notice to the indemnified party substantiating in good faith that the unpaid balance was unreasonably incurred in each case prior to the date of such settlement.

SECTION 7.                       Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses referred to in Section 6 incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Arch Entities on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Arch Entities on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Arch Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Arch Entities or by the Underwriters and the parties’

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relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Arch Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of an Arch Entity, each officer of an Arch Entity who signed the Registration Statement, and each person, if any, who controls an Arch Entity within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Arch Entity.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Notes set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.                       Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Arch Entities or any of their subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Arch Entities, and (ii) delivery of and payment for the Notes.

SECTION 9.                       Termination of Agreement.

(a)  Termination; General.  The Representatives may terminate this Agreement, by notice to the Arch Entities, at any time at or prior to the Closing Time if there has been, since the Applicable Time or since the respective dates as of which information is given in the Prospectus

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(exclusive of any supplement or amendment thereto) or the General Disclosure Package:  (i) any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the business, properties or results of operations of the Arch Entities and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (ii) any downgrading in the rating of any debt or preferred securities of the Arch Entities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt or preferred securities of the Arch Entities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating); (iii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof, any declaration of war by Congress or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes; (iv) if trading in any securities of the Arch Entities has been suspended or materially limited by the Commission, the Nasdaq Global Market or the New York Stock Exchange; (v) if trading generally on the New York Stock Exchange, the NYSE Amex or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority; (vi) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; or (vii) if a banking moratorium has been declared by either Federal or New York authorities.

(b)  Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof; and provided further that Sections 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.                Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Notes”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)                                 if the principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full aggregate principal amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

26

(b)                                 if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives, on the one hand, or the Arch Entities, on the other, shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to: J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, telephone: (212) 834-4355; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY 1-050-1201, New York, New York 10020, Attention:  High Grade Debt Capital Markets/Legal; Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202, Attention:  Transaction Management.  Notices to the Arch Entities shall be directed to the Guarantor at Wessex House, 5th Floor, 45 Reid Street, Hamilton HM12 Bermuda, attention of Secretary with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: John Schuster, Esq.

SECTION 12.                No Advisory or Fiduciary Relationship.  The Arch Entities acknowledge and agree that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Arch Entities, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Arch Entities, or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Arch Entities with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Arch Entities on other matters) and no Underwriter has any obligation to the Arch Entities with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Arch Entities, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Arch Entities has consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 13.                Parties.  This Agreement shall inure to the benefit of and be binding upon each of the Underwriters and the Arch Entities and their respective successors.

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Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Arch Entities and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Arch Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.                GOVERNING LAW; CONSENT TO JURISDICTION.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(a)                                 With respect to any suit, action or proceeding against its arising out of or relating to this Agreement, the Arch Entities irrevocably submit to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Courts in each case located in the Borough of Manhattan, City and State of New York.  In addition, the Arch Entities irrevocably waive any objection which is may now or hereafter have to the laying of venue of such suit, action or proceeding brought in any such court and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)                                 For purposes of any such suit, action or proceeding brought in any of the foregoing courts, the Arch Entities agree to maintain an agent for service of process in the Borough of Manhattan, City and State of New York, at all times while any Notes shall be outstanding, and for that purpose the Arch Entities hereby irrevocably designate Cahill, Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, c/o John Schuster, Esq., as its agent to receive on its behalf service of process (with a copy of all such service of process to be delivered to Arch Capital Group Ltd. Wessex House, 5th Floor, 45 Reid Street, Hamilton HM12 Bermuda, Attention:  Chief Financial Officer) brought against it with respect to any such proceeding in any such court in the Borough of Manhattan, City and State of New York, such service being hereby acknowledged by the Arch Entities to be effective and binding service on them in every respect whether or not the Arch Entities shall then be doing or shall have at any time done business in New York.  In the event that such agent for service of process resigns or creases to serve as the agent of the Arch Entities, the Arch Entities agree to give notice as provided in Section 11 herein of the name and address of any new agent for service of process with respect to it appointed hereunder.

(c)                                  If, despite the foregoing, in any such suit, action or proceeding brought in any of the aforesaid courts, there is for any reason no such agent for service of process of the Arch Entities available to be served, then to the extent that service of process by mail shall then be permitted by applicable law, the Arch Entities further irrevocably consent to the service of process on them in any such suit, action or proceeding in any such court by the mailing thereof by registered or certified mail, postage prepaid, to it at their respective address given in or pursuant to Section 11 hereof.

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(d)                                 Nothing herein contained shall preclude any party from effecting service of process in any lawful manner or from bringing any suit, action or proceeding in respect of this Agreement in any other state, country or place.

SECTION 15.                TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16.                Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 17.                Effect of Headings.  The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Arch Entities a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Arch Entities in accordance with its terms.

Very truly yours,

ARCH CAPITAL GROUP (U.S.) INC.

By	/s/ Thomas J. Ahern
Name: Thomas J. Ahern
Title: Senior Vice President and Chief Financial Officer

ARCH CAPITAL GROUP LTD.

By	/s/ W. Preston Hutchings
Name: W. Preston Hutchings
Title: Senior Vice President and Chief Investment Officer

[Signature Page to Purchase Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Wells Fargo Securities, LLC

By: J.P. Morgan Securities LLC

By	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

By: Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Robert J. Little
Name: Robert J. Little
Title: Managing Director

By: Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to Purchase Agreement]

Exhibit A

FORM OF FINAL TERM SHEET

Filed Pursuant to Rule 433
Registration Statement No. 333-180329

ARCH CAPITAL GROUP (U.S.) INC.

$500,000,000 5.144% Senior Notes due 2043

Fully and Unconditionally Guaranteed by

ARCH CAPITAL GROUP LTD.

Issuer:	Arch Capital Group (U.S.) Inc.
Guarantor:	Arch Capital Group Ltd.
Security:	5.144% Senior Notes due 2043 (the “Notes”)
Security Type:	SEC Registered
Principal Amount:	$500,000,000
Issue Price:	100.000%
Underwriting Discount:	0.875%
Trade Date:	December 10, 2013
Settlement Date:	December 13, 2013 (T + 3)
Maturity Date:	November 1, 2043
Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
Coupon:	5.144%
Interest Payment Dates:	Semi-annually on May 1 and November 1 of each year, commencing on May 1, 2014
Day Count Convention:	30 / 360
Special Mandatory Redemption:

If (i) the Purchase Agreements relating to the Acquisition are terminated on any date prior to June 30, 2014, (ii) the Issuer or the Guarantor publicly announces on any date prior to June 30, 2014 that the Acquisition will not be pursued or (iii) the Acquisition is not consummated prior to June 30, 2014, then the Issuer will be required to redeem the Notes at 101% of their aggregate principal amount together with accrued and unpaid interest on the notes from the Settlement Date up to, but not including, the applicable date of the Special Mandatory Redemption. See “Description of Notes — Special Mandatory Redemption” in the preliminary prospectus supplement, dated December 10, 2013, for more information.

Optional Redemption:

The Issuer may redeem some or all of the Notes at any time at a “make-whole” redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes, discounted to the redemption date on a semiannual basis at the treasury rate plus 20 basis points. See “Description of Notes—Optional Redemption” in the

A-1

preliminary prospectus supplement, dated December 10, 2013, for more information.
Treasury Benchmark:	3.625% due August 15, 2043
Treasury Benchmark Price; Yield:	96-04+ ; 3.844%
Spread to Treasury Benchmark:	+130 basis points
Yield to Maturity:	5.144%
CUSIP / ISIN:	03938JAA7 / US03938JAA79
Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC
Senior Co-Manager:	Lloyds Securities Inc.
Co-Managers:	Barclays Capital Inc. BNY Mellon Capital Markets, LLC Citigroup Global Markets Inc. ING Financial Markets LLC U.S. Bancorp Investments, Inc.

The Issuer has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.

Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322 and Wells Fargo Securities, LLC toll free at 1-800-326-5897.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

A-2

SCHEDULE A

Name of Underwriter	Principal Amount of Notes

J.P. Morgan Securities LLC	125,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	125,000,000

Wells Fargo Securities, LLC	125,000,000

Lloyds Securities Inc.	30,000,000

Barclays Capital Inc.	19,000,000

BNY Mellon Capital Markets, LLC	19,000,000

Citigroup Global Markets Inc.	19,000,000

ING Financial Markets LLC	19,000,000

U.S. Bancorp Investments, Inc.	19,000,000

Total	$500,000,000

Sch A-1

SCHEDULE B

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

1.             Electronic road show presentation made available on Netroadshow.com

2.             Final Term Sheet in substantially the form set forth in Exhibit A

Sch B-1

SCHEDULE C

LIST OF DESIGNATED SUBSIDIARIES

Name

Arch Insurance Company

Arch Insurance Group Inc.

Arch Reinsurance Company

Arch Reinsurance Europe Underwriting Limited

Arch Reinsurance Ltd.

Arch Specialty Insurance Company

Arch Financial Holdings Europe I Limited

Arch Financial Holdings Europe II Limited

Arch Capital Group (U.S.) Inc.

Sch C-1

Annex A-1

December 13, 2013

J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Wells Faro Securities, LLC
          as Representatives of the Underwriters (as defined below)

c/o    J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York  10179

Re:  Arch Capital Group (U.S.) Inc.

Ladies and Gentlemen:

We have acted as special New York counsel to Arch Capital Group (U.S.) Inc., a Delaware corporation (the “Company”), and Arch Capital Group Ltd., a Bermuda exempted company with limited liability registered under the laws of Bermuda (the “Guarantor”), in connection with its issuance and sale of $500,000,000 aggregate principal amount of the Company’s 5.144% Senior Notes due 2043 (the “Notes”), guaranteed by the Guarantor (the “Guarantee”), pursuant to the Purchase Agreement, dated as of December 10, 2013 (the “Purchase Agreement”), by and among the Company, the Guarantor and you, as Representatives of the Underwriters named in Schedule A thereto (the “Underwriters”).  The Notes are being issued under an Indenture, dated as of December 13, 2013 (the “Base Indenture”), by and among the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture dated as of December 13, 2013 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantor and the Trustee.

Ann A-1-1

This opinion is furnished to you at the request of the Company pursuant to Section 5(b) of the Purchase Agreement.  Capitalized terms used herein without definition have the meanings specified in the Purchase Agreement.

A Registration Statement on Form S-3 (File No. 333-180329) covering the Notes and the Guarantee has been filed with the Securities and Exchange Commission (the “Commission”) and became effective on March 23, 2012 (the “Registration Statement”).

The prospectus included in the Registration Statement at the time of the effectiveness thereof is hereinafter referred to as the “Base Prospectus.”  The documents specified in Schedule I hereto, taken together, are hereinafter referred to as the “General Disclosure Documents.”  The Base Prospectus, as supplemented by the Prospectus Supplement dated December 10, 2013 relating to the Notes in the form first filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Act”), is hereinafter referred to as the “Prospectus Supplement.”

In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of corporate records, agreements, instruments and documents of the Company and the Guarantor, certificates of public officials and other certificates and opinions and have made such other investigations as we have deemed necessary in connection with the opinions set forth herein.  In our examination, we have assumed (a) the due organization and valid existence of the Guarantor, (b) the due authorization, execution, and delivery by all persons of the Purchase Agreement (other than the Company), (c) that each of such parties (other than the Company) has the legal power to act in the respective capacity or capacities in which it is to act thereunder, (d)  the authenticity of all documents submitted to us as originals, (e) the conformity to the original documents of all documents submitted to us as copies and (f) the genuineness of all signatures on all documents submitted to us.

Whenever a statement is qualified by “to our knowledge” or a similar phrase, it is intended to indicate that those attorneys in this firm responsible for preparing this opinion, after consultation with such other attorneys in the firm and review of such documents in our possession as they considered appropriate, do not have current actual knowledge of the inaccuracy of such statement.  However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement.

We advise you that, based upon the foregoing, in our opinion:

(a)           The Company is validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to carry on the business in which it is engaged.

(b)           The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(c)           The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee and the Guarantor) constitutes the valid and binding agreement of the Company and the

Ann A-1-2

Guarantor enforceable against the Company and Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Indenture has been duly qualified under the Trust Indenture Act.

(d)           The Notes have been duly authorized and executed by the Company and, when authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of the Purchase Agreement, will have been validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)           Assuming the Guarantee has been duly authorized and, to the extent Bermuda law applies, executed by the Guarantor, the Guarantee has been executed and delivered by the Guarantor and the Guarantee constitutes a valid and binding obligation of the Guarantor entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(f)            The execution, delivery and performance of each of the Purchase Agreement, the Indenture, the Notes and the Guarantee (assuming that, to the extent Bermuda law applies, each has been validly executed by the Guarantor to the extent a signatory thereto) by the Company and the Guarantor, to the extent a signatory thereto, and the issuance and sale of the Notes (and compliance by each of the Company and the Guarantor with its obligations under the Purchase Agreement) will not result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the imposition of any liens under, any of the agreements listed on Schedule II to this opinion, in each case as in effect at the date hereof, except any such breach, violation, default or lien that, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, financial condition and results of operations of the Guarantor and its subsidiaries, taken as a whole; provided, however, we express no opinion as to compliance with any financial or accounting test or any numerical limitation in any such agreement.

(g)           The execution, delivery and performance of the Purchase Agreement, the Indenture, the Notes and the Guarantee (assuming that, to the extent Bermuda law applies, each has been validly executed by the Guarantor to the extent a signatory thereto) by the Company and the Guarantor, to the extent a signatory thereto, and the issuance

Ann A-1-3

and sale of the Notes by the Company will not (A) require any consent, approval, authorization or other order of any court or governmental body or agency of the United States of America or the State of New York or (B) violate any applicable law, rule or administrative regulation of the United States of America or the State of New York, or any order or administrative or court decree of any court or governmental body or agency of the United States of America or the State of New York known to us to be applicable to the Company, the Guarantor or any of their subsidiaries, except, in each case, (i) that we have not been requested to and do not express any opinion as to any state securities or Blue Sky laws and (ii) any such consent, approval, authorization or other order the failure of which to obtain, or any such violation, that, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, financial condition and results of operations of the Guarantor and its subsidiaries, taken as a whole.

(h)           Other than as set forth in the General Disclosure Documents, we do not know of any legal or governmental proceedings pending to which the Company, the Guarantor or any of their subsidiaries is a party which are, pursuant to Item 103 of Regulation S-K under the Act, required to be disclosed in the Registration Statement that are not so disclosed.

(i)            Neither the Company not the Guarantor is an “investment company,” as such term is defined in the Investment Company Act of 1940.

(j)            To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

(k)           The Registration Statement and the General Disclosure Documents, as of the dates they were filed with the Commission, appear on their face to be appropriately responsive in all material respects  to the applicable requirements of the Act, except with respect to (i) financial statements, financial schedules and other financial data included or incorporated by reference therein, as to which we have not been requested to and do not express any opinion, and (ii) the documents incorporated by reference in the Registration Statement or the General Disclosure Documents.

(l)            The Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2012, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which are incorporated by reference in the General Disclosure Documents (except for the financial statements, financial schedules and other financial data included therein as to which we have not been requested to and do not express any opinion), as of the date each was filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder.

(m)          The information in the Base Prospectus and the General Disclosure Documents under the heading “Description of Arch Capital Group (U.S.) Inc. Unsecured

Ann A-1-4

Debt Securities” and the information in the Prospectus Supplement and the General Disclosure Documents under the heading “Description of Notes and Guarantee,” insofar as each purports to describe certain terms and provisions of the Notes, the Indenture and the Guarantee, taken together, fairly summarize such documents in all material respects.

(n)           The statements set forth in the Prospectus Supplement and the General Disclosure Documents in the section entitled “Certain United States Federal Income Tax Consequences,” insofar as they purport to summarize the provisions of the United States federal income tax laws referred to therein, fairly summarize such laws in all material respects.

In giving our opinion, we are relying, without independent verification as to all matters of fact, upon information obtained from Commission personnel, upon certificates and written statements of officers of the Company and upon the representations and warranties set forth in the Purchase Agreement delivered to you on this date.

We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

This opinion is solely for your benefit in connection with your purchase of the Notes on the date hereof and may not be delivered to, used or relied upon for any other purpose or by any person other than you without our prior written consent.

Very truly yours,

Ann A-1-5

Schedule I

1.                                      Preliminary Prospectus Supplement dated December 10, 2013 relating to the Securities (including the accompanying Prospectus dated March 23, 2012).

2.                                      Final Term Sheet as set forth in Exhibit A to the Purchase Agreement.

Ann A-1-6

Schedule II

1.              Credit Agreement, dated as of August 18, 2011, by and among the Company, the subsidiaries of the Company named therein, Bank of America, N.A., as administrative agent, fronting bank and L/C administrator, JPMorgan Chase Bank, N.A., as fronting bank, L/C administrator and syndication agent, Citibank, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association, as co-documentation agents, the other lenders party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as joint lead arrangers and joint book managers, as amended on December 9, 2013.

2.              Indenture and First Supplemental Indenture, dated as of May 4, 2004, between the Company and JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank).

Ann A-1-7

Annex A-2

December 13, 2013

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Wells Faro Securities, LLC,

as Representatives of the Underwriters (as defined below)

c/o    J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:                             Arch Capital Group (U.S.) Inc.

Ladies and Gentlemen:

This letter is being furnished to you pursuant to Section 5(b) of the Purchase Agreement dated December 10, 2013 (the “Purchase Agreement”) by and between you, as representatives of the several underwriters identified in Schedule A thereto, Arch Capital Group (U.S.) Inc., a Delaware corporation (the “Company”) and Arch Capital Group Ltd., an exempted company with limited liability registered under the laws of Bermuda (the “Guarantor”), relating to the issuance and sale of $500,000,000 aggregate principal amount of the Company’s 5.144% Senior Notes due 2043 (the “Securities”), guaranteed by the Guarantor.  All capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

We have participated in conferences with officers and other representatives of the Company and the Guarantor, representatives of the independent registered public accounting firm for the Company and the Guarantor, representatives of counsel for the Underwriters and representatives of the Underwriters at which the contents of the Registration Statement, the documents specified in Schedule A hereto (the “General Disclosure Documents”) and the Prospectus Supplement dated December 10, 2013 relating to the Securities (together with the accompanying Prospectus dated March 23, 2012, the “Prospectus Supplement”) and related matters were discussed.  Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement, the General Disclosure Documents and the Prospectus Supplement, the limitations inherent in the role of outside counsel

Ann A-2-1

are such that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in such documents, except as provided in paragraphs (m) and (n) of our opinion to you of even date herewith.  Subject to the foregoing, we advise you that no facts have come to our attention that lead us to believe that (i) the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that is deemed, pursuant to Rule 430B(f) of the rules and regulations under the Securities Act of 1933, as amended, to be a part of and included in the Registration Statement)  at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus Supplement, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the General Disclosure Documents, taken together, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no comment with respect to the financial statements or any other financial data that is included in or omitted from the Registration Statement, the Prospectus Supplement or the General Disclosure Documents).

This letter is solely for your benefit in connection with the issuance of the Securities on the date hereof and may not be delivered to, or used for any other purpose or relied upon by any person other than you, without our prior written consent.

Very truly yours,

Ann A-2-2

SCHEDULE A

1.                                      Preliminary Prospectus Supplement dated December 10, 2013 relating to the Securities (including the accompanying Prospectus dated March 23, 2012).

2.                                      Final Term Sheet as set forth in Exhibit A to the Purchase Agreement.

Ann A-2-3

Annex B

• December 2013

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Wells Fargo Securities, LLC

as representatives of the Underwriters (as defined below)

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

USA

Matter No. 319142 Doc Ref: Legal — 4409605 441 299-4993 jason.piney@conyersdill.com

Dear Sirs,

Arch Capital Group Ltd. (the “Company”) — [•] aggregate principal amount of [•]% Senior Notes due [•] of Arch Capital Group (U.S.) Inc. guaranteed by the Company

We have acted as special legal counsel in Bermuda to the Company in connection with the proposed issue and sale by Arch Capital Group (U.S.) Inc. (the “Issuer”) of [•] aggregate principal amount of its [•] % Senior Notes due [•] (the “Notes”), as described in the prospectus dated 23 March 2012 (the “Base Prospectus”), as supplemented by the prospectus supplement dated • December 2013 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).  The Issuer’s obligations under the Notes will be fully and unconditionally guaranteed by the Company pursuant to form of guarantee to be executed by the Company (the “Guarantee”).  This opinion is being rendered at the request of the Company to the several underwriters (together, the “Underwriters”) named in Schedule A to the Purchase Agreement (as defined below).

Ann B-1

For the purposes of giving this opinion, we have examined the following documents:

(i)                                     a copy of the Prospectus;

(ii)                                  a copy of the Annual Report on Form 10-K for the fiscal year ended 31 December 2011, filed with the U.S. Securities Exchange Commission on 29 February 2012 (the “Form 10-K”);

(iii)                               a copy of that certain Indenture dated as of • December 2013 among the Company, the Issuer and the Trustee;

(iv)                              a copy of that certain First Supplemental Indenture dated as of • December 2013 among the Company, the Issuer and the Trustee;

(v)                                 the Guarantee; and

(vi)                              a copy of that certain Purchase Agreement dated as of • December 2013 (the “Purchase Agreement”, which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) among, inter alia, the Company, the Issuer and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, acting on behalf of themselves and the Underwriters.

The documents listed in items (iii) through (vi) above are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed a copy of the memorandum of association and the bye-laws of each of the Company, Arch Reinsurance Ltd. (“Arch Re”), Arch Capital Holdings Ltd. (“Arch Capital Holdings”), Alternative Re Holdings Limited (“Alternative Re Holdings”), Alternative Underwriting Services, Ltd. (“Alternative Underwriting”), Alternative Re Limited (“Alternative Re”), Arch Investment Holdings I Ltd. (“Arch Investment Holdings I”), Arch Investment

Ann B-2

Holdings II Ltd. (“Arch Investment Holdings II”), Arch Investment Holdings III Ltd. (“Arch Investment Holdings III”), Arch Investment Holdings IV Ltd. (“Arch Investment Holdings IV”), Arch Investment Management Ltd. (“Arch Investment Management”), Arch Risk Transfer Services Ltd. (“Arch Risk Transfer”) and Arch Underwriters Ltd. (“Arch Underwriters” and together with the Company, Arch Re, Arch Capital Holdings, Alternative Re Holdings, Alternative Underwriting, Alternative Re, Arch Investment Holdings I, Arch Investment Holdings II, Arch Investment Holdings III, Arch Investment Holdings IV, Arch Investment Holdings V, Arch Investment Management and Arch Risk Transfer, the “Companies”), certified by the respective Secretary of each of the Companies on • December 2013, an extract of minutes of a meeting of the Company’s Board of Directors held on • December 2013, certified by the Secretary of the Company on • December 2013 (the resolutions contained in such extract and minutes being collectively referred to herein as the “Resolutions”), a copy of an officer’s certificate dated • December 2013 signed by the Chief Financial Officer of the Company and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Documents, (d) the due execution and delivery of the Documents by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby, (e) the accuracy and completeness of all factual representations made in the Documents, and other documents reviewed by us, (f) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, and remain in full force and effect and have not been rescinded or amended, (g) that at all material times the Company is and will be solvent and where any act is required to be performed by the Company under the Documents, it will be performed in accordance with applicable Bermuda law, (h) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (i) the validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Documents, which are expressed to be governed by such Foreign Laws in accordance with their respective terms, (j) the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the Documents to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Courts located in the Borough of Manhattan, City and State of New York (the “Foreign Courts”), and (k) that none of the parties to the Documents, has carried on or will carry on activities, other than the performance of its obligations under the Documents, which would constitute the carrying on of investment business in or from Bermuda and that none of

Ann B-3

the parties to the Documents, other than the Company, will perform its obligations under the Documents, in or from Bermuda.

We have assumed that at all material times Arch Re, Alternative Underwriting and Alternative Re will comply with the conditions attached to their respective registrations under the Insurance Act 1978, as amended (the “Insurance Act”) and the regulations promulgated thereunder.

We have assumed, in giving the opinion in paragraph 2 below, that any Bermuda real property leased by the Companies for purposes of their business, is leased for a term not exceeding 21 years.

The obligations of the Company under the Documents, (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages, and (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction.  Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We express no opinion as to the enforceability of any provision of the Documents, which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.  This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in

Ann B-4

respect of any other matter except that Willkie Farr & Gallagher LLP and Cahill Gordon & Reindel LLP may rely on this opinion as provided in the Purchase Agreement.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                                      Each of the Companies is duly incorporated and existing as an exempted company under the laws of Bermuda in good standing (meaning solely that the relevant company has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.                                      Each of the Companies has the necessary corporate power and authority to conduct its business as described in the Prospectus as being conducted by that particular entity and to own, lease and operate its properties as described in the Prospectus.

3.                                      The Company has the necessary corporate power and authority to enter into and perform its obligations under the Documents.  The execution and delivery of the Documents by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of each of the Companies, nor any applicable law, regulation, order or decree in Bermuda.

4.                                      The Company has taken all corporate action required to authorise its execution, delivery and performance of the Documents.  The Documents have been duly authorised, executed and delivered by or on behalf of the Company and constitute the valid and binding obligations of the Company in accordance with the terms thereof.

5.                                      No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents.

Ann B-5

6.                                      It is not necessary or desirable to ensure the enforceability in Bermuda of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.

7.                                      The Documents will not be subject to ad valorem stamp duty in Bermuda.

8.                                      Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at • am on • December 2013 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against any of the Companies, nor any legal or governmental proceedings pending in Bermuda to which any of the Companies is subject.

9.                                      The statements contained (a) in the Form 10-K as incorporated by reference in the Prospectus Supplement under the captions “Business — Regulation - Bermuda Insurance Regulation”, “Business — Regulation — Certain Other Bermuda Law Considerations”, “Tax Matters — Taxation of ACGL —Bermuda”, “Tax Matters — Taxation of Shareholders — Bermuda Taxation”, “Risk Factors — Risks Relating to Our Industry — The insurance and reinsurance industry is subject to regulatory and legislative initiatives or proposals from time to time which could adversely affect our business”, “Risk Factors — Risks Relating to Our Company — If our Bermuda principal operating subsidiary becomes subject to insurance statutes and regulations in jurisdictions other than Bermuda or if there is a change in Bermuda law and regulations or the application of Bermuda law and regulations, there could be a significant and negative impact on our business”, “Risk Factors — Risks Relating to Our Company — Certain employees of our Bermuda operations are required to obtain work permits before engaging in a gainful occupation in Bermuda. Required work permits may not be granted or may not remain in effect”, “Risk Factors — Risks Relating to Our Company — The enforcement of civil liabilities against us may be difficult”, “Risk Factors — Risks Relating to our Preferred Shares — We may be impacted by regulatory initiatives affecting our preferred shares”, “Risk Factors — Risks Relating to Taxation — We may becomes subject to taxes in Bermuda after March 31, 2035, which may have a material adverse effect on our results of operations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition, Liquidity and Capital Resources — Liquidity and Capital Resources”; (b) in the Prospectus Supplement under the caption “Risk Factors — Risks Relating to the Notes— As a matter of Bermuda law, under specific, limited circumstances, guarantees can be avoided and noteholders required to return payments received from guarantors” insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects.  The statements contained in the Registration Statement on Form S-3 (Registration No. 333-180329 filed with the U.S. Securities and Exchange Commission on 23 March 2012, in item 15 (“Part II - Information not required in Prospectus - Indemnification of Directors

Ann B-6

and Officers”), insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects.

10.                               The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.  The submission in the Documents to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company.

11.                               The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

12.                               Based solely upon a review of a copy of its certificate of registration issued pursuant to the Insurance Act, Arch Re is duly registered in Bermuda to write general insurance as a class 4 insurer and long term insurance as a long term insurer in accordance with the provisions of the Insurance Act, and to the best of our knowledge, such registration is in full force and effect and no proceedings are pending or threatened seeking the revocation or limitation thereof.

14.                               Based solely upon a review of a copy of its certificate of registration issued pursuant to the Insurance Act, Alternative Re is duly registered in Bermuda to write general insurance as a class 3 insurer in accordance with the provisions of the Insurance Act, and to the best of our knowledge, such registration is in full force and effect and no proceedings are pending or threatened seeking the revocation or limitation thereof.

15.                               Based solely upon a review of a copy of its certificate of registration issued pursuant to the Insurance Act, Alternative Underwriting is duly registered in Bermuda as an insurance manager in accordance with the provisions of the Insurance Act, and to the best of our knowledge, such registration is in full force and effect and no proceedings are pending or threatened seeking the revocation or limitation thereof.

Ann B-7

16.                               Based solely upon a review of a copy of the Register of Members of the Company certified by the Secretary of the Company on • December 2013, the authorised share capital of the Company established under its memorandum of association is U.S.$2,500,000, divided into 600,000,000 common shares of par value U.S.$0.0033 each and 50,000,000 preference shares of par value U.S.$0.01 each, of which (i) 8,000,000 preference shares have been designated as Series A non-cumulative preference shares as at • December 2013 , (ii) 5,000,000 have been designated as Series B non-cumulative preference shares as at • December 2013 and (iii) 13,000,000 have been designated as Series C non-cumulative preference shares as at• December 2013.  Based solely upon a review of an extract of the Register of Members of the Company prepared by American Stock Transfer & Trust Company, the transfer agent of the Company, on • December 2013 there are [165,722,830] common shares in the Company as at • December 2013, validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and such shares are not subject to any statutory pre-emptive or similar rights.

17.                               Based solely upon a review of the register of members of Arch Re certified by the Secretary of Arch Re on • December 2013:

(a)                                       the authorised share capital of Arch Re established under its memorandum of association is US$2,625,000, divided into 2,625,000 common shares of par value US$1.00 each;

(b)                                       there are 2,560,423 common shares (each having a par value of US$1.00) issued and outstanding in Arch Re and such shares are validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof); and

(c)                                        the Company is the registered holder of the said issued and outstanding common shares and there are no other classes of shares issued and outstanding other than the aforementioned common shares in Arch Re.

Yours faithfully,

Ann B-8